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                                                                    EXHIBIT 10.2

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

      This ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Assignment"), dated as of February 12, 2002 between AT&T Wireless Services, Inc., a Delaware corporation ("AT&T"), in its own capacity and as successor in interest to McCaw Property Investments, Inc., a Washington corporation ("Assignor") and AAS, Inc., a Delaware corporation ("Assignee").

      WHEREAS, Assignor is the tenant under that certain Net Lease Agreement dated October 31, 1995 (the "Original Lease") among L&A Kessler Family Partners, L.P., a California limited partnership, Marilyn Dreyfuss, Phillip Francis and J. Richard Lombardi, as successor Trustees of the Edward S. Ageno 1992 Revocable Trust, and Kay Enterprises, a California general partnership, successors in interest to Opus/Puget Western I, LLC, a Delaware limited liability company (collectively, "Landlord"), McCaw Property Investments, Inc. and AT&T; as amended by that Amendment 1 to Net Lease Agreement dated as of January 3, 1996 (the "1st Amend."); as amended by that Amendment 2 to Net Lease Agreement dated as of September 18, 1996 (together with the Original Lease and the 1st Amend., the "Lease"); and

      WHEREAS, Assignor desires to assign the Lease to Assignee, and Assignee desires to accept such assignment of the Lease from Assignor and to assume Assignor's obligations under the Lease accruing on and after the Effective Date (as defined below).

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

      1. Assignor does hereby assign, transfer, set over and convey unto Assignee all right, title and interest of Assignor in, to and under the Lease.

      2. Assignee hereby accepts such assignment of the Lease from Assignor and assumes all of the obligations imposed upon the tenant under the Lease which accrue from and after the Effective Date.

      3. This Assignment shall be effective as of the date of closing (the "Effective Date") with respect to the sale by AT&T of certain of its assets to Assignee, provided the Effective Date shall not be more than 60 days from the date hereof.

      4. Assignee indemnifies, defends and holds harmless Assignor from and against any and all claims, damages, costs, liabilities, expenses and causes of action (including reasonable attorneys' fees and costs) arising under the Lease from and after the Effective Date. Assignee's failure to pay to Assignor any amounts due from Assignee pursuant to this Paragraph ("Indemnification Obligations") within ten (10) business days after written demand to Assignee shall constitute a default under this Assignment.


ASSIGNMENT AND ASSUMPTION AGREEMENT                                       PAGE 1
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      5. Assignor indemnifies, defends and holds harmless Assignee from and against any and all claims, damages, costs, liabilities, expenses and causes of action (including reasonable attorneys' fees and costs) arising under the Lease prior to the Effective Date.

      6. In order to secure its obligations to pay the Indemnification Obligations, Assignee hereby agrees to provide to Assignor an irrevocable, stand-by letter of credit ("LOC") in the initial amount of $4,206,608.00, which amount is equal to the sum of monthly basic rent payments payable under Section
3.1 of the Lease from the Effective Date through the expiration date of the initial term of the Lease. The LOC shall be delivered by Assignee to Assignor as of the Effective Date, in substantially the form of EXHIBIT A attached hereto. The LOC shall be issued for a one (1) year term with automatic renewals until the date ninety (90) days after the expiration or sooner termination of the Lease. If Assignor receives written notice from the issuing bank that the LOC will not be so renewed, Assignor will promptly notify Assignee, and if Assignee does not provide a replacement or substitute LOC within ten (10) business days after such notice, Assignor may draw on the LOC and hold the proceeds as a cash deposit. In the event Assignee exercises any option to extend the term of the Lease, Assignee shall provide to Assignor, at least thirty (30) days prior to the commencement of each renewal term, an LOC in the initial amount equal to the sum of monthly basic rent payments payable under Section 1.2(c) of the Lease from the commencement through the expiration date of such renewal term. Provided that Assignee is not in default under this Assignment, the outstanding amount of the LOC for the initial term or any renewal term of the Lease shall, on each one-year anniversary of its issuance date, decrease by the amount equal to the sum of monthly basic rent payments payable under the Lease during the previous one-year period (which sum, during the initial term of the Lease, is $901,416.00). The terms according to which Assignor may make draws under the LOC are as follows:

            (a) The LOC shall be payable at sight, upon draft of Assignor, accompanied by the LOC and a certificate signed by a duly authorized officer of Assignor that "Assignee has committed a default under that certain Assignment and Assumption Agreement dated as of February __, 2002, between Assignor and Assignee." In such event, Assignor shall have the right to draw up to the full amount of the LOC and use the proceeds, or so much as is necessary, in payment of any Indemnification Obligations due from Assignee and in default hereunder.

            (b) Assignor may apply all or part of any cash proceeds to the payment of any sum in default. The amount of any cash proceeds held by Assignor and not applied by Assignor under the provisions hereof shall be refunded to Assignee within one hundred five (105) days after the expiration or sooner termination of the Lease. Assignee shall be entitled to any interest accrued on cash deposits held by Assignor as a result of a draw of the LOC.

      7. With respect to the Lease, Assignee further agrees as follows: (a) Assignee shall make no amendments or modifications to the Lease that would increase Assignee's monetary obligations under the Lease or otherwise materially increase or have a material adverse affect on Assignor's obligations under this Assignment without the prior written consent of Assignor, (b) Assignee shall promptly send to Assignor copies of all material


ASSIGNMENT AND ASSUMPTION AGREEMENT                                       PAGE 2
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correspondence, notices, agreements and other items sent to or received from
Landlord which are related to Assignor's ongoing liability under the Lease, and
(c) Assignee shall provide a certification to Assignor, from time to time within ten (10) business days after request, which certification shall be in accordance with Section 20.7 of the Lease.

      8. Netro Corporation, a Delaware corporation, hereby agrees to provide to Landlord, concurrently with the execution of this Assignment, a guaranty of the obligations of Assignee arising under the Lease in substantially the form attached hereto as EXHIBIT B.

      9. Assignee hereby acknowledges that, pursuant to a separate lease with Landlord, Assignor is maintaining an antenna and related fixtures, cables, equipment and accessories (collectively, the "Communication Facility") on the roof of the building in which the premises covered by the Lease are located. In addition, Assignor maintains certain related equipment related to the Communication Facility within such building (the "Supporting Equipment"). Notwithstanding anything to the contrary contained in this Assignment or any other document relating to the assignment of the Lease to Assignee, Assignor reserves to itself and its successors and assigns, throughout the remaining term of the Lease and any extensions or renewals thereof, (a) a license to maintain the Supporting Equipment at its current location within the building, at no charge to Assignor, and (b) the right to access, upon reasonable prior notice to Assignee (except that no notice shall be required in case of emergency), the Communication Facility and the Supporting Equipment for the purposes of maintaining, operating, repairing and replacing the Communication Facility and the Supporting Equipment. In exercising its right of access, Assignor shall comply with Assignee's reasonable security and safety restrictions and controls. Assignee shall not, nor shall Assignee permit its employees, agents, invitees or licensee's to, in any way interfere with Assignor's rights reserved pursuant to this Section. Assignee shall not alter the current flow of electrical power to the Communication Facility and the Supporting Equipment, and Assignor shall, at its sole option, either reimburse Assignee for the cost, as reasonably determined by Assignee and Assignor, of all electricity consumed by the Communication Facility and the Supporting Equipment, or install a separate electricity meter and pay the supplier directly for the electricity consumed by the Communication Facility and the Supporting Equipment. Prior to permitting any intentional alteration or interruption of electrical power to the Communication Facility or the Supporting Equipment, Assignee shall notify Assignor and reasonably cooperate with Assignor to minimize interference with Assignor's operation of the Communication Facility.

      10. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

      11. This Assignment may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

            [The remainder of this page is intentionally left blank.]


ASSIGNMENT AND ASSUMPTION AGREEMENT                                       PAGE 3
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      IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed and delivered by their duly authorized officers as of the date first written above.

                                   ASSIGNOR:

                                   AT&T WIRELESS SERVICES, INC., a Delaware corporation, in its own capacity and as successor in interest to McCaw Property Investments, Inc.


                                   By /s/ MICHAEL G. KEITH
                                     -------------------------------------------
                                     Name: Michael G. Keith
                                          --------------------------------------
                                     Title: President & CEO, FWS
                                           -------------------------------------

                                   ASSIGNEE:

                                   AAS, INC., a Delaware corporation


                                   By /s/ SANJAY K. KHARE
                                     -------------------------------------------
                                     Name: Sanjay Khare
                                          --------------------------------------
                                     Title: Chief Financial Officer
                                           -------------------------------------


ASSIGNMENT AND ASSUMPTION AGREEMENT                                       PAGE 4
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      Executing this Assignment solely for the purpose stated in Paragraph 8 herein.

                                   GUARANTOR:

                                   NETRO CORPORATION, a Delaware corporation


                                   By /s/ SANJAY K. KHARE
                                     -------------------------------------------
                                     Name: Sanjay Khare
                                          --------------------------------------
                                     Title: Chief financial Officer
                                           -------------------------------------


ASSIGNMENT AND ASSUMPTION AGREEMENT                                       PAGE 5